                                                                       EXHIBIT 5

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                                ENDO PHARMA LLC

                     A Delaware Limited Liability Company



                           Dated as of July 14, 2000

                               TABLE OF CONTENTS

ARTICLE I DEFINED TERMS.............................................................................    2

ARTICLE II THE LIMITED LIABILITY COMPANY............................................................   10
     SECTION 2.1   Formation........................................................................   10
     SECTION 2.2   Name.............................................................................   10
     SECTION 2.3   Business Purpose; Powers.........................................................   10
     SECTION 2.4   Registered Office and Agent......................................................   12
     SECTION 2.5   Term.............................................................................   12
     SECTION 2.6   Principal Place of Business......................................................   12
     SECTION 2.7   Title to Company Property........................................................   12
     SECTION 2.8   Business Transactions of the Members and Managers with the Company...............   12
     SECTION 2.9   Fiscal Year......................................................................   12
     SECTION 2.10  Limited Liability Company........................................................   12

ARTICLE III THE MEMBERS.............................................................................   13
     SECTION 3.1   The Members......................................................................   13
     SECTION 3.2   No Liability of the Members......................................................   13
     SECTION 3.3   Member Meetings..................................................................   13
     SECTION 3.4   Power to Bind the Company........................................................   14

ARTICLE IV THE BOARD OF MANAGERS....................................................................   14
     SECTION 4.1   Management by Board of Managers..................................................   14
     SECTION 4.2   Meetings of the Board............................................................   15
     SECTION 4.3   Power to Bind Company............................................................   16
     SECTION 4.4   Officers and Related Persons.....................................................   16
     SECTION 4.5   Chief Executive Officer..........................................................   16
     SECTION 4.6   Chief Financial Officer..........................................................   16
     SECTION 4.7   Committees.......................................................................   16

ARTICLE V CAPITAL STRUCTURE AND CONTRIBUTIONS.......................................................   17
     SECTION 5.1   Authorized Units.................................................................   17
     SECTION 5.2   Issuance of Units................................................................   17
     SECTION 5.3   Certificates.....................................................................   18
     SECTION 5.4   Capital Contributions............................................................   18
     SECTION 5.5   Additional Contributions.........................................................   19
     SECTION 5.6   Maintenance of Capital Accounts..................................................   19
     SECTION 5.7   Negative Capital Accounts........................................................   20
     SECTION 5.8   Sale or Exchange of Units........................................................   20

ARTICLE VI ALLOCATIONS OF PROFITS AND LOSSES; DISTRIBUTIONS.........................................   21
     SECTION 6.1   Allocations of Net Profits and Net Losses from Operations........................   21
     SECTION 6.2   Distributions....................................................................   21
     SECTION 6.3   Withholding Taxes................................................................   22
     SECTION 6.4   Limitations on Distributions.....................................................   22
     SECTION 6.5   Qualified Income Offset..........................................................   22
     SECTION 6.6   Book/Tax Disparities.............................................................   22
     SECTION 6.7   Allocation of Nonrecourse Deductions.............................................   22
     SECTION 6.8   Allocation of Member Nonrecourse Deductions......................................   23
     SECTION 6.9   Minimum Gain Chargeback..........................................................   23
     SECTION 6.10  Member Minimum Gain Chargeback...................................................   23

ARTICLE VII ACCOUNTS................................................................................   23
     SECTION 7.1   Books............................................................................   23
     SECTION 7.2   Reports..........................................................................   23
     SECTION 7.3   Federal Tax Matters..............................................................   24
     SECTION 7.4   Special Basis Adjustment.........................................................   24

ARTICLE VIII TRANSFERS OF UNITS.....................................................................   24
     SECTION 8.1   Prohibition......................................................................   24
     SECTION 8.2   Conditions to Permitted Transfers................................................   25
     SECTION 8.3   Effect of Transfers..............................................................   25

ARTICLE IX ADDITIONAL AND SUBSTITUTE MEMBERS;WITHDRAWAL OF MEMBERS..................................   25
     SECTION 9.1   Admissions; Withdrawals..........................................................   25
     SECTION 9.2   Admission of Additional Members..................................................   26
     SECTION 9.3   Admission of Assignees as Substitute Members.....................................   26
     SECTION 9.4   Cessation of Member..............................................................   26
     SECTION 9.5   Withdrawal of Members............................................................   27

ARTICLE X EVENTS OF DISSOLUTION.....................................................................   27
     SECTION 10.1  Dissolution......................................................................   28

ARTICLE XI TERMINATION..............................................................................   28
     SECTION 11.1  Liquidation......................................................................   28
     SECTION 11.2  Final Accounting.................................................................   28
     SECTION 11.3  Cancellation of Certificate......................................................   28

ARTICLE XII EXCULPATION AND INDEMNIFICATION.........................................................   29
     SECTION 12.1  Exculpation......................................................................   29
     SECTION 12.2  Indemnification..................................................................   29

ARTICLE XIII AMENDMENTS TO AGREEMENT................................................................   30

ARTICLE XIV GENERAL PROVISIONS......................................................................   30
     SECTION 14.1  Notices..........................................................................   30
     SECTION 14.2  Entire Agreement, etc............................................................   30
     SECTION 14.3  Construction Principles..........................................................   31
     SECTION 14.4  Counterparts.....................................................................   31
     SECTION 14.5  Severability.....................................................................   31
     SECTION 14.6  Governing Law....................................................................   31
     SECTION 14.7  Binding Effect...................................................................   31
     SECTION 14.8  Additional Documents and Acts....................................................   32
     SECTION 14.9  No Third-Party Beneficiary.......................................................   32
     SECTION 14.10 Limited Liability Company........................................................   32

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                                ENDO PHARMA LLC


          THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Endo
                                                          ---------
Pharma LLC (the "Company") is effective as of this 14th day of July, 2000 by and
                 -------
among the Persons listed on the Schedule of Members attached hereto and each of their Permitted Transferees (the "Members").
                                  -------

                                   RECITALS

          WHEREAS, the Members have formed the Company as a limited liability company under the laws of the State of Delaware and desire to enter into a written agreement, in accordance with the provisions of the Delaware Limited Liability Company Act and any successor statute, as amended from time to time (the "Act"), governing the affairs of the Company and the conduct of its
      ---
business;

          WHEREAS, Endo Pharmaceuticals Holdings Inc. ("Endo Holdings")  has
                                                        -------------
entered into an agreement and plan of merger, dated as of March 3, 2000 (as may be amended and restated from time to time, the "Merger Agreement"), by and among
                                                ----------------
Endo Holdings, Endo Inc. and Algos Pharmaceutical Corporation ("Algos") whereby
                                                                -----
Algos will merge with and into Endo Inc., a wholly owned subsidiary of the Company (the "Merger");
              ------

          WHEREAS, as of the date hereof, the Members have exchanged (i) all of the shares of common stock, par value $.01 per share (the "Endo Common Stock")
                                                           -----------------
and (ii) all of the shares of class A common stock, par value $.01 per share ("Class A Common Stock"), of Endo Holdings in each case previously owned by them
----------------------
for a number of Units pursuant to the terms and upon the conditions of Exchange Agreements (the "Exchange Agreements"), dated as of the date hereof, by and
                 -------------------
between the Company and each of the Members; and

          WHEREAS, the Members have formed the Company to effect certain of the transactions contemplated by the Merger Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I
                                 DEFINED TERMS

     As used herein, the following terms shall have the meanings set forth below:

          "Additional Member" shall mean a Person who has acquired Units from
           -----------------
the Company after the Effective Date and been admitted as a Member of the Company pursuant to Section 9.2 hereof.

          "Adjusted Capital Account" shall mean, with respect to any Member,
           ------------------------
such Member's Capital Account as of the end of the relevant Fiscal Year after giving effect to the following adjustments: (a) credit to such Capital Account any amounts that such Member is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
(b) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). This definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

          "Adjusted Capital Account Deficit" shall mean, with respect to any
           --------------------------------
Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year after giving effect to the following adjustments: (a) credit to such Capital Account any amounts that such Member is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

          "Affiliate" shall mean, with respect to any Person, (a) any Person
           ---------
directly or indirectly controlling, controlled by or under common control with such Person and (b) any partner, officer or director of such Person (in the case of KIA V or KEP V, including, without limitation, any individual retirement account of any such partner, director or officer, any family member of any such partner, director or officer, or any trust or family partnership for the benefit of any such partner, director or officer or family member thereof). For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreed Value" shall mean the fair market value of contributed
           ------------
property, as determined by the majority of the Board using any reasonable method of valuation.

          "Assignee" shall mean a transferee of Units who has not been admitted
           --------
as a Substitute Member.

          "Bankruptcy" shall mean, with respect to any Person, the occurrence of
           ----------
any of the following events: (a) the filing by such Person of a petition in bankruptcy or for relief under applicable bankruptcy laws; (b) the filing against such Person of any such petition (unless such petition is dismissed within ninety (90) days from the date of filing thereof); (c) entry against such Person of an order for relief under applicable bankruptcy laws; (d) written admission by such Person of its inability to pay its debts as they mature, or an assignment by such Person for the benefit of creditors; or (e) appointment of a trustee, conservator or receiver for the property or affairs of such Person.

          "Board" shall mean the Board of Managers of the Company as described
           -----
in Article IV hereof, consisting of those Managers who are elected by the Members from time to time (or, with respect to Managers appointed to fill vacancies on the Board, by a majority of the remaining Managers) to serve on the Board pursuant to Article IV hereof.

          "Business Day" shall mean each day of the calendar year other than a
           ------------
Saturday, a Sunday or a day on which banks are required or authorized to close in the State of New York.

          "Capital Account" shall mean the account maintained for a Member or
           ---------------
Assignee determined in accordance with Article V hereof.

          "Capital Contribution" shall mean any contribution of cash or property
           --------------------
to the Company or the obligation to contribute cash, property or services to the Company made by or on behalf of a Member.

          "Certificate of Formation" shall mean the certificate of formation of
           ------------------------
the Company filed in the Office of the Secretary of State of the State of Delaware pursuant to the Act and through which the Company has been formed.

          "Chief Executive Officer" shall mean the Person elected by the Board
           -----------------------
from time to time to hold such office pursuant to Section 4.5 hereof.

          "Chief Financial Officer" shall mean the Person elected by the Board
           -----------------------
from time to time to hold such office pursuant to Section 4.6 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time (or any corresponding provisions of succeeding law).

          "Company Minimum Gain" shall have the meaning of "partnership minimum
           --------------------
gain" set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

          "Depreciation" shall mean, for each Taxable Year, an amount equal to
           ------------
the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Taxable Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Taxable Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Taxable Year bears to such beginning adjusted tax basis; provided, however, that if the
                                                 --------  -------
adjusted basis for federal income tax purposes of an asset at the beginning of such Taxable Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

          "Distribution" shall mean a transfer of cash or property by the
           ------------
Company to a Member on account of Units as described in Article VI hereof.

          "Gross Asset Value" shall mean, with respect to any asset, the asset's
           -----------------
adjusted basis for federal income tax purposes, except as follows:

               (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the fair market value of such asset as determined by the Board at the time it is accepted by the Company, unreduced by any liability secured by such asset, as determined by the Board.

               (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values, unreduced by any liabilities secured by such assets, as determined by the Board as of the following times: (i) the acquisition of additional Units by any new or existing Member in exchange for a Capital Contribution; (ii) the Distribution by the Company to a Member of an amount of cash or property as consideration for Units; and (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g).

               (c) The Gross Asset Value of any asset of the Company distributed to any Member shall be adjusted to equal the fair market value of such asset, unreduced by any liability secured by such asset, on the date of Distribution as determined by the Board.

               (d) The Gross Asset Value of the Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or 743(b) of the Code; but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and paragraph (f) of the definition of "Net Profits" and "Net Losses".

          If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (a), (b) or (d) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

          "Initial Members" shall mean those Persons who have executed this
           ---------------
Agreement as of the Effective Date.

          "KEP V" shall mean Kelso Equity Partnership V, L.P., a Delaware
           -----
limited partnership.

          "KIA V" shall mean Kelso Investment Associates V, L.P., a Delaware
           -----
limited partnership.

          "LLC Option Plans" shall mean, collectively, the Endo Pharma LLC
           ----------------
Amended and Restated 1997 Employee Stock Option Plan, the Endo Pharma LLC Amended and Restated 1997 Executive Stock Option Plan, the Endo Pharma LLC 2000 Supplemental Employee Stock Option Plan and the Endo Pharma LLC 2000 Supplemental Executive Stock Option Plan.

          "Majority of Members" shall mean the Members owning a majority of the
           -------------------
issued and outstanding Units.

          "Manager" shall mean each Person elected by the Members as a Manager
           -------
pursuant to Section 4.1(b) hereof and each Person appointed by the Board to serve as a Manager pursuant to Section 4.1(c) hereof to fill a vacancy on the Board. A Manager need not be a Member.

          "Member" shall mean an Initial Member, Substitute Member or Additional
           ------
Member, as the case may be; and "Members" shall mean the Initial Members,
                                 -------
Substitute Members and Additional Members, collectively.

          "Member Minimum Gain" shall mean a Member's share of Company Minimum
           -------------------
Gain as set forth in Treasury Regulations Section 1.704-2(g) and member nonrecourse debt minimum gain as described in Treasury Regulations Section 1.704-2(i).

          "Member Nonrecourse Debt" shall have the meaning of "partner
           -----------------------
nonrecourse debt" as set forth in Treasury Regulations Section 1.704-2(b)(4).

          "Member Nonrecourse Deductions" shall have the meaning of "partner
           -----------------------------
nonrecourse deductions" as set forth in Treasury Regulations Section 1.704-2(i).

          "Net Profits" and "Net Losses" shall mean, for any Taxable Year or
           -----------       ----------
other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

          (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses shall be added to such taxable income or loss;

          (b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to
Section 1.704-1(b)(2)(iv)(i) of the Regulations and not otherwise taken into account in computing Net Profits or Net Losses shall be subtracted from such taxable income or loss;

          (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraphs (b) or (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

          (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          (e) In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation with respect to each asset of the Company for such Taxable Year, computed in accordance with the definition of "Depreciation" above;

          (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required pursuant to Treasury Regulations 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a Distribution other than in complete liquidation of a Member's Units, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses; and

          (g) Notwithstanding any other provision of this subsection, any items of income, gain, loss or deduction which are specifically allocated shall not be taken into account in computing Net Profits or Net Losses.

          "Nonrecourse Deductions" shall have the meaning set forth in Treasury
           ----------------------
Regulations Section 1.704-2(b)(1).

          "Permitted Transfer" shall have the meaning set forth in Section 8.1
           ------------------
hereof.

          "Permitted Transferee" shall mean, with respect to any Member, (i) an
           --------------------
Affiliate of such Member, (ii) a spouse, child or other descendant of such Member or a trust for the benefit thereof or (iii) upon the death of such Member, such Member's personal representative, executor, administrator, testamentary trustees, legatees or beneficiaries.

          "Person" shall mean an individual, trust, estate, corporation,
           ------
partnership, limited liability company or any other incorporated or unincorporated entity permitted to be a member of a limited liability company under the Act.

          "Regulations" shall mean, except where the context indicates
           -----------
otherwise, the permanent and temporary regulations of the Department of the Treasury promulgated under the Code, as such regulations may be lawfully changed from time to time (including corresponding provisions of succeeding regulations).

          "Subsidiary"  means any corporation, partnership, joint venture or
           ----------
other legal entity of which the Company (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which generally are entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

          "Substitute Member" shall mean an Assignee who has been admitted to
           -----------------
all of the rights of membership pursuant to Section 9.3 hereof.

          "Taxable Year" shall mean the taxable year of the Company as
           ------------
determined for federal income tax purposes.

          "Transfer" shall mean, as a noun, any voluntary or involuntary
           --------
transfer, sale, assignment, pledge, encumbrance or other disposition; and, as a verb, voluntarily or involuntarily to sell, assign, transfer, grant, give away, hypothecate, pledge, encumber or otherwise dispose of, and shall include any transfer by will, gift or intestate succession.

          "Unit" shall mean an equity interest in the Company as described in
           ----
Section 5.1 hereof.


                                  ARTICLE II
                         THE LIMITED LIABILITY COMPANY

          SECTION 2.1  Formation.  The Members have formed the Company as a
                       ---------
limited liability company pursuant to the provisions of the Act. A Certificate of Formation for the Company has been executed and filed by an authorized agent of the Company in the Office of the Secretary of State of the State of Delaware in conformity with the Act. Any and all prior acts by such agent in connection with the execution and filing of the Certificate of Formation are hereby ratified and approved in all respects. The Company and, if required, each of the Members shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents and shall do or cause to be done all such acts and things (including keeping books and records and making publications or periodic filings) as may now or hereafter be required for the formation, valid existence and, when appropriate, termination of the Company as a limited liability company under the laws of the State of Delaware.

          SECTION 2.2  Name.  The name of the Company shall be "Endo Pharma LLC"
                       ----
and its business shall be carried on in such name with such variations and changes as the Board shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company's operations are conducted.

          SECTION 2.3  Business Purpose; Powers.  The Company is formed for the
                       ------------------------
purpose of acquiring, holding and selling stocks, and engaging in any other lawful business, purpose or activity for which limited liability companies may be formed under the Act. The Company and the Board (acting on behalf of the Company) shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company, including, without limitation, the power:

          (a) to acquire, hold, manage, own, sell, transfer, convey, assign, exchange, license, pledge or otherwise dispose of the Company's interests in assets or any property held by the Company, including, without limitation, interests in real estate, intellectual property rights and other proprietary processes, products or services;

          (b) to establish, have, maintain or close one or more offices within or without the State of Delaware and in connection therewith to rent or acquire office space and to engage personnel;

          (c) to open, maintain and close bank and brokerage accounts, including the power to draw checks or other orders for the payment of moneys, and to invest such funds as are temporarily not otherwise required for Company purposes;

          (d) to bring and defend actions and proceedings at law or in equity or before any governmental, administrative or other regulatory agency, body or commission;

          (e) to hire consultants, custodians, attorneys, accountants and such other agents, officers and employees of the Company as it may deem necessary or advisable, and to authorize each such agent and employee to act for and on behalf of the Company;

          (f) to make all elections, investigations, evaluations and decisions, binding the Company thereby, that may, in the sole judgment of the Board, be necessary or appropriate to further the business purposes of the Company;

          (g) to enter into, perform and carry out contracts and agreements of every kind necessary or incidental to the accomplishment of the Company's business purposes, including, without limitation, to enter into, perform and carry out that certain tax sharing agreement contemplated by the Merger Agreement;

          (h) to take or omit to take such other action in connection with the business of the Company as may be necessary or desirable to further the business purposes of the Company, including, without limitation, any actions necessary to effect the treatment of the Current Endo Options (as defined in the Merger Agreement) as contemplated by Section 5.9 of the Merger Agreement; and

          (i) to carry on any other activities necessary to, in connection with, or incidental to any of the foregoing or the Company's business.

          SECTION 2.4  Registered Office and Agent.  The location of the
                       ---------------------------
registered office of the Company shall be 1209 Orange Street, Wilmington, Delaware 19801. The Company's Registered Agent at such address shall be The Corporation Trust Company. The Board may, from time to time, change the Company's registered office and/or registered agent and shall forthwith amend the Certificate of Formation to reflect such change(s).

          SECTION 2.5  Term.  The existence of the Company commenced on the date
                       ----
of the filing of the Certificate of Formation in the Office of the Secretary of State of the State of Delaware in accordance with the Act and, subject to the provisions of Articles X and XI below, the Company shall have perpetual existence.

          SECTION 2.6  Principal Place of Business.  The principal place of
                       ---------------------------
business of the Company shall be at such location as the Board may, from time to time, select. The Company may, from time to time, have such other places of business within or without the State of Delaware as the Board may deem advisable.

          SECTION 2.7  Title to Company Property.  Legal title to all property
                       -------------------------
of the Company shall be held and vested and conveyed in the name of the Company and no real or other property of the Company shall be deemed to be owned by the Members individually. The Units of the Members in the Company shall constitute personal property.

          SECTION 2.8  Business Transactions of the Members and Managers with
                       ------------------------------------------------------
the Company.  In accordance with Section 18-107 of the Act, each Member and
-----------
Manager may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with, the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as a Person who is not a Member or Manager.

          SECTION 2.9  Fiscal Year.  The fiscal year of the Company (the "Fiscal
                       -----------                                        ------
Year") for financial statement and federal tax purposes shall end on December 31
----
of each year, or as may be as determined by the Board from time to time.

          SECTION 2.10  Limited Liability Company.  The Members intend to form a
                        -------------------------
limited liability company and does not intend to form a partnership or joint venture under the laws of the State of Delaware or any other laws; provided,
                                                                   --------
however, that, to the extent permitted by U.S. law, the Company will be treated
-------
as a partnership for U.S. federal, state and local income tax purposes.


                                  ARTICLE III
                                  THE MEMBERS

          SECTION 3.1  The Members.  The name, address, Capital Contribution of,
                       -----------
and number of Units held by, each Member are set forth on Schedule A hereto, and in the books and records of the Company, which Schedule A and books and records shall be amended from time to time to reflect the admission of an Additional Member or Substitute Member, an additional Capital Contribution or acquisition of additional Units by an existing Member, or the cessation of a Member pursuant to the terms hereof.

          SECTION 3.2  No Liability of the Members.  All debts, obligations and
                       ---------------------------
liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

          SECTION 3.3  Member Meetings.
                       ---------------

               (a)  Actions by the Members; Meetings.  The Members may vote,
                    --------------------------------
approve a matter or take any action by the vote of Members at a meeting, in person or by proxy, or without a meeting by the written consent of Members pursuant to subparagraph (b) below. Meetings of the Members may be called by the Board and shall be held upon at least five (5) days' prior written notice of the time and place of such meeting given by the Board to each Member. Notice of any meeting may be waived by any Member before or after any meeting. Meetings of the Members may be conducted in person or by conference telephone facilities.

               (b)  Action by Written Consent.  Any action required or permitted
                    -------------------------
under the Act or this Agreement to be taken by the Members, and any action otherwise referred to the Members for their approval by the Board, may be taken by the Members without a meeting if authorized by the written consent of a

Majority of Members. In no instance where action is authorized by written consent of Members will a meeting of Members be called or notice be given; however, a copy of the action taken by written consent shall be sent promptly to all Members and filed with the records of the Company.

               (c)  Quorum; Voting.  For any meeting of Members, the presence in
                    --------------
person or by proxy of a Majority of Members shall constitute a quorum for the transaction of any business. Except as otherwise provided in this Agreement, the affirmative vote of a Majority of Members shall constitute approval of any action. Except as set forth in this Agreement, each Member shall be entitled to vote on all matters upon which Members have the right to vote ratably in proportion to the number of Units held by such Member.

          SECTION 3.4  Power to Bind the Company.  No Member (acting in its
                       -------------------------
capacity as such) shall have the authority to bind the Company to any third party with respect to any matter except pursuant to a resolution expressly authorizing such action (and authorizing such Member to bind the Company with respect to such action) which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to this Agreement or the Act.


                                  ARTICLE IV
                             THE BOARD OF MANAGERS

          SECTION 4.1  Management by Board of Managers.
                       -------------------------------

               (a) Subject to such matters as are expressly reserved hereunder or under the Act to the Members for decision, the business and affairs of the Company shall be managed by a Board of Managers which shall be responsible for policy-setting, approving the overall direction of the Company and making all decisions affecting the business and affairs of the Company. The Board shall consist of at least one (1) but not more than nine (9) Managers, the exact number of Managers to be determined from time to time by resolution of the Board. The initial Board shall consist of three (3) Managers ("Initial
                                                                -------
Managers"), as set forth on Schedule B hereto.
--------

               (b) Each Manager (other than the Initial Managers) shall be elected by a vote of a Majority of the Members at a meeting, in person or by proxy, or without a meeting by the written consent of a Majority of the Members, and shall serve until his or her successor has been duly elected and qualified, or until his or her earlier removal, resignation, death or disability. To effectuate the provisions of this Section 4.1(b), the Secretary of the Company, or if there be no Secretary such other officer of the Company as the Board may appoint to fulfill the duties of Secretary (the "Secretary"), shall not record any vote or
                                      ---------
consent contrary to or inconsistent with the terms of this Section 4.1(b).

               (c) Each Member hereby agrees that (i) any Manager may be removed from the Board at any time, with or without cause, by a vote of a Majority of the Members at a meeting, in person or by proxy, or without a meeting by the written consent of a Majority of the Members and (ii) a Manager may resign at any time upon written notice to the Board.

               (d) Any vacancy occurring on the Board as a result of the resignation, removal, death or disability of a Manager or an increase in the size of the Board shall be filled by a Majority of the Members. A Manager chosen to fill a vacancy resulting from the resignation, removal, death or disability of a Manager shall serve the unexpired term of his or her predecessor in office.

          SECTION 4.2  Meetings of the Board.
                        ---------------------

               (a) The Board shall meet at such times as determined by the Board to be necessary for the management of the Company's business. Meetings of the Board may be called by the Chairman of the Board or any two (2) Managers on at least two (2) days' prior written notice of the time and place of such meeting. A majority of Managers shall constitute a quorum for the transaction of business by the Board.

               (b) Notice of any Board meeting may be waived by any Manager before or after such meeting.

               (c) All actions of the Board shall require the affirmative vote of a majority of the Managers then in office.

               (d) Meetings of the Board may be conducted in person or by conference telephone facilities. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a majority of the Managers then in office consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

          SECTION 4.3  Power to Bind Company.  No Manager or officer of the
                       ---------------------
Company (in either case, acting in his or her capacity as such) shall have any authority to bind the Company with respect to any matter except pursuant to a resolution expressly authorizing such action (and authorizing such Manager to bind the Company with respect to such action) which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to this Agreement or the Act.

          SECTION 4.4  Officers and Related Persons.  The Board shall have the
                       ----------------------------
authority to appoint and terminate officers of the Company, including, without limitation, the Chief Executive Officer and Chief Financial Officer, and retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Board deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.

          SECTION 4.5  Chief Executive Officer.  There shall be a Chief
                       -----------------------
Executive Officer of the Company who shall be elected by the Board and serve as such until the earlier of his or her death, resignation or removal by the Board, with or without cause. The Chief Executive Officer shall have the responsibility for managing the day-to-day business operations and affairs of the Company and supervising its other officers, subject to the direction, supervision and control of the Board. In general, the Chief Executive Officer shall have such other powers and perform such other duties as usually pertain to the office of the Chief Executive Officer, and as from time to time may be assigned to him or her by the Board, including, without limitation, the authority to appoint and terminate officers of the Company and retain and terminate employees of the Company to whom the Chief Executive Officer may delegate his or her duties.

          SECTION 4.6  Chief Financial Officer.  There shall be a Chief
                       -----------------------
Financial Officer of the Company who shall be elected by the Board and serve as such until the earlier of his or her death, resignation or removal by the Board, with or without cause. In general, the Chief Financial Officer shall have such powers and perform such duties as usually pertain to the office of Chief Financial Officer, and as from time to time may be assigned to him or her by the Board.

          SECTION 4.7  Committees.  The Board may designate one or more
                       ----------
committees, each committee to consist of one or more of the Managers of the Company. The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company (including, but not limited to, the power and authority to issue Units). Each committee shall keep regular minutes and report to the Board when required.


                                   ARTICLE V
                      CAPITAL STRUCTURE AND CONTRIBUTIONS

          SECTION 5.1  Authorized Units.  Subject to the provisions of this
                       ----------------
Agreement, the Company is authorized to issue equity interests in the Company designated as "Units" at varying prices per Unit as the Board shall approve.
               -----
The total number of Units which the Company shall have authority to issue is five hundred million (500,000,000) Units. Other than as set forth in Section
6.1 hereof, each Unit shall be identical in all respects (including with regard to the rights of Members to vote, to receive Distributions from time to time and to receive Distributions on liquidation of the Company) with each other Unit.

          SECTION 5.2  Issuance of Units.  The Company is authorized to issue
                       -----------------
Units in exchange for either Capital Contributions or the provision of services (together, "Unit Consideration"), as determined by the Board or a duly
            ------------------
authorized committee thereof. The number of Units issued to the Initial Members and the address for notice purposes hereunder of each Member are listed on Schedule A hereto, which shall be amended from time to time by the Board as required to reflect issuances of Units to new Members, changes in the number of Units held by Members and to reflect the addition or withdrawal of Members. The number of Units held by each Member shall not be affected by either (i) any issuance by the Company of Units to other Members or (ii) any change in the Capital Account of such Member (other than such changes to reflect additional Unit Consideration from such Member in exchange for new Units). If Units are certificated, the Board shall maintain a Unit ledger. Fractional Units may be issued for pro rata Unit Consideration, as determined by the Board.

          SECTION 5.3  Certificates.  Upon the determination of the Board, the
                       ------------
issued and outstanding Units may be represented by certificates. Each such certificate shall bear the following legend:

     THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF ("TRANSFERRED") WITHOUT COMPLYING WITH THE PROVISIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT DATED AS OF JULY 14, 2000 BY AND AMONG THE MEMBERS OF THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE COMPANY (THE "LLC AGREEMENT"). IN ADDITION TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SUCH AGREEMENT, NO TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER (THE "ACT") AND ALL APPLICABLE STATE SECURITIES LAWS OR (B) UNLESS THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL TO THE HOLDER OF THE UNITS REPRESENTED BY THIS CERTIFICATE, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM THE PROVISIONS OF THE ACT OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE LLC AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE LLC AGREEMENT.

          SECTION 5.4  Capital Contributions.  No interest shall accrue on any
                       ---------------------
Capital Contribution.  If any Member withdraws from the Company pursuant to
Section 9.5 hereof, such Member shall remain obligated for any unpaid Capital Contributions and shall not be entitled to a return of its Capital Contribution. The value of any Additional Member's Capital Contribution and the terms upon which such Capital Contribution shall be made shall be as agreed upon by the Board.

          SECTION 5.5  Additional Contributions.  From time to time, the Board
                       ------------------------
may determine that the Company requires additional capital and may request each Member to make an additional Capital Contribution in an amount determined by the Board.

          SECTION V.6  Maintenance of Capital Accounts.
                       -------------------------------

               (a) The Company shall establish and maintain Capital Accounts for each Member and Assignee in accordance with the following provisions:

                    (i)  to each Member's Capital Account there
     shall be credited (A) such Member's Capital Contributions,
     (B) such Member's distributive share of Net Profits and any items in the nature of income or gain which are specially allocated, and (C) the amount of any Company liabilities assumed by such Member which are secured by any property distributed to such Member; and

                    (ii) to each Member's Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, (B) such Member's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated and (C) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

               (b) Immediately prior to the actual or deemed Distribution of property of the Company (other than the Distribution of cash) upon a dissolution and liquidation of the Company, the Capital Accounts of the Members shall be adjusted (consistent with the provisions hereof and Treasury Regulations under Section 704 of the Code) upward or downward to reflect any unrealized gain or unrealized loss attributable to property of the Company, as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each asset immediately prior to such Distribution and had been allocated to the Members at such time. In determining such unrealized gain or unrealized loss, the fair market value of the property of the

Company as of any date of determination shall be reasonably determined by the Board or, if applicable, any liquidating trustee appointed by the Court of Chancery of the State of Delaware. This provision is intended to meet the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv)(f).

               (c) This Section and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. Notwithstanding that a particular adjustment is not set forth in this Section, the Capital Accounts of the Members shall be adjusted as required by, and in accordance with, the capital account maintenance rules of Treasury Regulations Section 1.704-1(b).

          SECTION 5.7  Negative Capital Accounts.  No Member shall be required
                       -------------------------
to make up an Adjusted Capital Account Deficit nor pay to any Member the amount of any such deficit in any such account.

          SECTION 5.8  Sale or Exchange of Units.  In the event of a Transfer of
                       -------------------------
some or all of a Member's Units in accordance with Article VIII hereof, the Capital Account of the Member making such Transfer shall become the capital account of the Assignee, to the extent it relates to the Member's Units so Transferred.


                                  ARTICLE VI
               ALLOCATIONS OF PROFITS AND LOSSES; DISTRIBUTIONS

          SECTION 6.1

               (a)  Allocations of Net Profits and Net Losses from Operations.
                    ---------------------------------------------------------
Net Profits and Net Losses shall be allocated among the Members ratably in proportion to their respective number of Units at the time of such allocation. Notwithstanding the foregoing, no item of loss or deduction of the Company shall be allocated to a Member if such allocation would result in a negative balance in such Member's Adjusted Capital Account. Such loss or deduction shall be allocated first among the Members with positive balances in their Capital Accounts in proportion to (and to the extent of) such positive balances and thereafter in accordance with their respective number of Units in the Company as determined under Section 1.704-1(b)(3) of the Treasury Regulations.

               (b)  Allocations of Tax Benefit Amount.  Notwithstanding the
                    ---------------------------------
allocations set forth in Section 6.1(a) hereof, all items of income, gain, loss and deduction of the Company relating to or arising out of the exercise of any employee stock options issued pursuant to any of the LLC Option Plans shall be allocated among the Members ratably in proportion to their respective number of Units as of the Effective Time.

          SECTION 6.2  Distributions; Reductions in Capital Accounts.
                       ---------------------------------------------

               (a)  Profits.  The Board shall determine, in its sole and
                    -------
absolute discretion, profits available for distribution to Members and the amount to be distributed to Members, and shall authorize and distribute to the Members pro rata in proportion to the number of Units held by each Member at the time of such distribution, the determined amount when, as and if declared by the Board. Notwithstanding the foregoing, any profits available for distribution to Members attributable to the items of income or gain described in Section 6.1(b) hereof, as determined by the Board, shall be distributed, at the sole and absolute discretion of the Board, to the Members pro rata in proportion to the number of Units held by each Member as of the Effective Time. Available profits, as referred to herein, shall mean the net profits of the Company after appropriate provision for expenses and liabilities, including liabilities that are not deductible for federal income tax purposes, as determined by the Board, and such reserves for capital expenditures as determined by the Board, in its sole and absolute discretion.

               (b)  Adjustment Event Reduction; General.  If an Adjustment
                    -----------------------------------
Event (as contemplated by and defined in the Merger Agreement) or an exercise of any employee stock option issued pursuant to any of the LLC Option Plans occurs, the number of Units owned by each Member will be reduced ratably in proportion to their respective number of Units as of the Effective Time (regardless of any reduction in their Capital Account pursuant to Section 5.4 hereof) and such reductions will be reflected in the books and records of the Company as well as Schedule A hereto. Each Member will be given written notice of an Adjustment Event at least three days prior thereto and such notice shall include (i) the number of shares of Endo Common Stock that the Company is transferring to Endo Holdings and (ii) the number of Units such Member will own following the Adjustment Event.

          SECTION 6.3  Withholding Taxes.  The Company is authorized to
                       -----------------
withhold from Distributions to a Member, or with respect to allocations to a Member, and to pay over to a federal, state or local government, any amounts required to be withheld pursuant to the Code, or any provisions of any other federal, state or local law. Any amounts so withheld shall be treated as having been distributed to such Member pursuant to this Article VI for all purposes of this Agreement, and shall be offset against the amounts otherwise distributable to such Member.

          SECTION 6.4  Limitations on Distributions.  No Distribution to Members
                       ----------------------------
shall be declared or paid unless, after giving effect to such Distribution, the fair value of all assets of the Company exceeds all liabilities of the Company, other than liabilities to Members on account of their Capital Accounts.

          SECTION 6.5  Qualified Income Offset.  If any Member unexpectedly
                       -----------------------
receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.5 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 6.5 have been tentatively made as if this Section 6.5 were not in this Agreement.

          SECTION 6.6  Book/Tax Disparities.  In the case of contributed
                       --------------------
property, items of income, gain, loss, deduction and credit, as determined for federal income tax purposes, shall be allocated first in a manner consistent with the requirements of Section 704(c) of the Code to take into account the difference between the Agreed Value of such property and its adjusted tax basis at the time of contribution. The method under Section 704(c) of the Code and the Treasury Regulations thereunder shall be determined by the majority of the Board.

          SECTION 6.7  Allocation of Nonrecourse Deductions.  Items of loss,
                       ------------------------------------
deduction and Section 705(a)(2)(B) expenditures attributable under Section 1.704-2(c) of the Treasury Regulations to increases in the Company Minimum Gain shall be allocated, as provided in Section 1.704-2(e) of the Treasury Regulations, to the Members pro rata in proportion to the relative number of Units held by each Member.

          SECTION 6.8  Allocation of Member Nonrecourse Deductions.
                       -------------------------------------------
Notwithstanding the provisions of Section 6.7 hereof, items of loss, deduction and Section 705(a)(2)(B) expenditures attributable under Section 1.704-2(i) of the

Treasury Regulations to Member Nonrecourse Debt shall (prior to any allocation pursuant to Section 6.7 hereof) be allocated, as provided in Section 1.704-2(i) of the Treasury Regulations, to the Members in accordance with the ratios in which they bear the economic risk of loss for such debt for purposes of Section 1.752-2 of the Treasury Regulations.

          SECTION 6.9  Minimum Gain Chargeback.  In the event that there is a
                       -----------------------
net decrease in the Company Minimum Gain during a Taxable Year, the minimum gain chargeback described in Sections 1.704-2(f) and (g) of the Treasury Regulations shall apply.

          SECTION 6.10  Member Minimum Gain Chargeback.  If during a Taxable
                        ------------------------------
Year there is a net decrease in Member Nonrecourse Debt Minimum Gain, any Member with a share of that Member Nonrecourse Debt Minimum Gain (determined under Section 1.704-2(i)(5) of the Treasury Regulations) as of the beginning of the year must be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Member's share of such net decrease in accordance with Section 1.704-2(i) of the Treasury Regulations.

                                  ARTICLE VII
                                   ACCOUNTS

          SECTION 7.1  Books.  The Board shall cause to be maintained complete
                       -----
and accurate books of account of the Company's affairs at the Company's principal place of business. Such books shall be kept on such method of accounting as the Board shall select.

          SECTION 7.2  Reports.  The books of account of the Company shall be
                       -------
closed after the close of each Fiscal Year, and there shall be prepared and sent to each Member a statement of the profits and losses of the Company for that period and a statement of such Member's distributive share of income and expense for income tax reporting purposes.

          SECTION 7.3  Federal Tax Matters.  Initially, the chief financial
                       -------------------
officer of the Company shall be the Tax Matters Member, who shall be considered the tax matters partner for purposes of Section 6231 of the Code. The Tax Matters Member shall cause to be prepared and shall sign all tax returns of the Company, make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company and monitor any governmental tax authority in any audit that such authority may conduct of the Company's books and records or other documents.
The Tax Matters Member may be replaced with another person at any time, with or without cause, by a vote of a Majority of the Members at a meeting, in person or by proxy, or without a meeting by the written consent of a Majority of the Members.

          SECTION 7.4  Special Basis Adjustment.  The Tax Matters Member shall,
                       ------------------------
without any further consent of the Members being required (except as specifically required herein), have discretion to make an election for federal income tax purposes to adjust the basis of property pursuant to Sections 754, 734(b) and 743(b) of the Code, or comparable provisions of state, local or foreign law, in connection with Transfers of Units and Company Distributions.

                                 ARTICLE VIII
                              TRANSFERS OF UNITS

          SECTION 8.1  Prohibition.  No Member may Transfer all or any portion
                       -----------
of its Units other than (i) to a Permitted Transferee or (ii) upon the written consent of the Board, which consent shall be subject to a determination by the Board, after consultation with counsel, that such Transfer will not increase the likelihood that the Company would be treated as a publicly traded partnership within the meaning of Section 7704 of the Code (each of (i) and (ii) above shall be referred to herein as a "Permitted Transfer"). Any attempted Transfer of
                            ------------------
Units, other than in strict accordance with this Article VIII, shall be null and void and the purported transferee shall have no rights as a Member or Assignee hereunder. The Company will not recognize any rights of a purported transferee by, including but not limited to, (i) redeeming the Units held by a purported transferee, (ii) admitting a purported transferee as a Member, (iii) recognizing the right of a purported transferee to receive Company distributions (directly or indirectly) or (iv) recognizing the right of a purported transferee to acquire an interest in the capital or profits of the Company.

          SECTION 8.2  Conditions to Permitted Transfers.  A Member shall be
                       ---------------------------------
entitled to make a Permitted Transfer of all or any portion of its Units only upon satisfaction of each of the following conditions:

               (a) such Transfer does not cause a termination of the Company for federal or state income tax purposes;

               (b) such Transfer does not require the registration or qualification of such Units pursuant to any applicable federal or state securities laws;

               (c) such Transfer does not result in a violation of applicable laws; and

               (d) the Board receives written instruments that are in a form satisfactory to the Board, as determined in its sole and absolute discretion (including, without limitation, (i) copies of any instruments of Transfer, (ii) such Assignee's consent to be bound by this Agreement as an Assignee, and (iii) if requested by the Board, an opinion of counsel to such Assignee, in form and substance reasonably acceptable to the Board, to the effect that the conditions set forth in Subsections (a), (b) and (c) above have been satisfied).

          SECTION 8.3  Effect of Transfers.  Upon any Permitted Transfer, the
                       -------------------
Assignee of the Units Transferred shall be entitled to receive the Distributions and allocations of income, gain, loss, deduction, credit or similar items to which the Transferring Member would be entitled with respect to such Units, and shall not be entitled to exercise any of the other rights of a Member with respect to the Transferring Member's Units, including, without limitation, the right to vote, unless and until such Assignee is admitted to the Company as a Substitute Member pursuant to Section 9.3 hereof.


                                  ARTICLE IX
                      ADDITIONAL AND SUBSTITUTE MEMBERS;
                             WITHDRAWAL OF MEMBERS

          SECTION 9.1  Admissions; Withdrawals.  No Person shall be admitted to
                       -----------------------
the Company as a Member (other than the Initial Members) except in accordance with Section 9.2 or 9.3 hereof. Except as otherwise specifically set forth in
Section 9.5 hereof, no Member shall be entitled to withdraw from the Company. Any purported admission or withdrawal which is not in accordance with this
Article IX shall be null and void. Upon admission of any Additional or Substitute Member, or upon any Member ceasing to be a Member, Schedule A hereto shall be revised accordingly to reflect such admission.

          SECTION 9.2  Admission of Additional Members.  A Person shall become
                       -------------------------------
an Additional Member pursuant to the terms of this Agreement only if and when each of the following conditions is satisfied:

               (a) the Board, in its sole and absolute discretion, determines the nature and amount of the Unit Consideration to be paid by such Person;

               (b) the Board has received, on behalf of the Company, such Person's Unit Consideration as so determined;

               (c) the Board consents in writing to such admission, which consent may be given or withheld in its sole and absolute discretion; and

               (d) the Board receives written instruments (including, without limitation, such Person's consent to be bound by this Agreement as a Member) that are in a form satisfactory to the Board, as determined in its sole and absolute discretion.

          SECTION 9.3  Admission of Assignees as Substitute Members.  An
                       --------------------------------------------
Assignee of all or any portion of a Member's Units shall become a Substitute Member of the Company only if and when both of the following conditions are satisfied:

               (a) the Board consents in writing to such admission, which consent may be given or withheld, or made subject to such conditions as are determined by the Board, in its sole and absolute discretion; and

               (b) the Board receives written instruments (including, without limitation, such Assignee's consent to be bound by this Agreement as a Member) that are in a form satisfactory to the Board, as determined in its sole and absolute discretion.

          SECTION 9.4  Cessation of Member.
                       -------------------

               (a)  Events Resulting in Cessation of Member.  Any Member shall
                    ---------------------------------------
cease to be a Member of the Company upon the earliest to occur of any of the following events:

                         (i) such Member's withdrawal from the Company pursuant to Section 9.5 hereof;

                         (ii) as to any Member that is not an individual, the filing of a certificate of dissolution, or its equivalent, for such Member; or

                         (iii) the Bankruptcy of such Member.

               (b) Upon any Member ceasing to be a Member pursuant to subsection (a) of this Section 9.4, such Member or its successor-in-interest shall become an Assignee of its Units, entitled to receive the Distributions and allocations of income, gain, loss, deduction, credit or similar item to which such Member would have been entitled and shall not be entitled to exercise any of the other rights of a Member in, or have any duties or other obligations of a Member with respect to, such Units. No such Member shall have a right to a return of its Capital Contribution.

     SECTION 9.5    Withdrawal of Members.
                    ---------------------

          (a)  Withdrawal Upon Transfer.  If a Member has Transferred all of its
               ------------------------
Units in one or more Permitted Transfers, then such Member shall withdraw from the Company on the date upon which each Assignee of such Units has been admitted as a Substitute Member in accordance with Section 9.3 hereof, and such Member shall no longer be entitled to exercise any rights or powers of a Member under this Agreement.

          (b)  Voluntary Withdrawal.  In addition to a withdrawal pursuant to
               --------------------
subsection (a) of this Section 9.5, each Member shall have the right to withdraw from the Company at any time, but only upon the consent of the Board, by providing written notice of withdrawal to the Board. A withdrawing Member shall have no right to a return of its Capital Contribution.

                                   ARTICLE X
                             EVENTS OF DISSOLUTION

     SECTION 10.1   Dissolution.  The Company shall be dissolved upon the
                    -----------
occurrence of either of the following events (each, an "Event of Dissolution"):
                                                        --------------------

          (a)  A Majority of Members votes for dissolution; or

          (b) A judicial dissolution of the Company pursuant to Section 18-802 of the Act.

No other event, including the retirement, withdrawal, insolvency, liquidation, dissolution, insanity, resignation, expulsion, Bankruptcy, death, incapacity or adjudication of incompetency of a Member, shall cause the dissolution of the Company.

                                  ARTICLE XI
                                  TERMINATION

     SECTION 11.1   Liquidation.  In the event that an Event of Dissolution
                    -----------
shall occur, the Company shall be liquidated and its affairs shall be wound up. All proceeds from such liquidation shall be distributed as set forth below, in accordance with the provisions of Section 18-804 of the Act:

          (a) to creditors, including Members who are creditors to the extent permitted by law, in satisfaction of the Company's liabilities; and

          (b) to Members in accordance with their positive Capital Account balances, taking into account all Capital Account adjustments for the Company's Taxable Year in which the liquidation occurs. Liquidation proceeds shall be paid within sixty (60) days of the end of the Company's Taxable Year or, if later, within ninety (90) days after the date of liquidation. Such Distributions shall be in cash or property (which need not be distributed proportionately) or partly in both, as determined by the Board.

     SECTION 11.2   Final Accounting.  In the event of the dissolution of the
                    ----------------
Company, prior to any liquidation, a proper accounting shall be made to the Members from the date of the last previous accounting to the date of dissolution.

     SECTION 11.3   Cancellation of Certificate.  Upon the completion of the
                    ---------------------------
Distribution of the Company's assets upon dissolution, the Company shall be terminated, all Units shall be cancelled and the Board shall cause the Company to execute and file in the Office of the Secretary of State of the State of Delaware a Certificate of Cancellation in accordance with Section 18-203 of the Act.

                                  ARTICLE XII
                        EXCULPATION AND INDEMNIFICATION

     SECTION 12.1   Exculpation.  Notwithstanding any other provisions of this
                    -----------
Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Managers or Members, or any officers, directors, stockholders, partners, employees, representatives, consultants or agents of either of the foregoing, nor any officer, employee, representative, consultant or agent of the Company or any of its Affiliates (individually, a "Covered
                                                                   -------
Person" and, collectively, the "Covered Persons") shall be liable to the Company
------                          ---------------
or any other Person for any act or omission (relating to the Company and the conduct of its business, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission was in or was not contrary to the best interests of the Company; provided that such act or
                                               -------- ----
omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

     SECTION 12.2   Indemnification.  To the fullest extent permitted by law,
                    ---------------
the Company shall indemnify and hold harmless each Manager, Member and officer of the Company and each officer or director of any Member (individually, an "Indemnified Person" and, collectively, the "Indemnified Persons") from and
 ------------------                          -------------------
against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all actions, suits or proceedings, whether civil, criminal, administrative or investigative ("Claims"), in which such Indemnified Person may be involved, or threatened to
  ------
be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. An Indemnified Person shall not be entitled to indemnification under this Section 12.2 with respect to any Claim in which it has engaged in fraud, willful misconduct, bad faith or gross negligence. Expenses incurred by an Indemnified Person in investigating or defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall be ultimately determined that such Indemnified Person is not entitled to be indemnified by the Company as authorized by this Section 12.2. The Company, upon a determination by the Board, may, but shall not be obligated to, provide indemnification to any employees, representatives, agents or consultants of the Company to the same extent provided to Indemnified Persons pursuant to this Section 12.2.


                                 ARTICLE XIII
                            AMENDMENTS TO AGREEMENT

     Amendments to this Agreement and the Certificate of Formation shall be approved in writing upon consent of a Majority of the Members; provided that no
                                                               -------- ----
such amendment shall adversely affect the economic interests of any of the other Members without such other Members' express prior written consent; provided
                                                                   --------
further that, notwithstanding the preceding proviso, any such amendment approved
------- ----
in writing upon consent of a Majority of the Members may adversely affect the economic interests of all of the Members (including a Majority of the Members) without having to obtain any additional written consent. An amendment shall become effective as of the date specified in the Members' approval or, if none is specified as of the date of such approval, as otherwise provided in the Act.

                                  ARTICLE XIV
                              GENERAL PROVISIONS

     SECTION 14.1   Notices.  Unless otherwise specifically provided in this
                    -------
Agreement, all notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by a nationally recognized commercial overnight delivery service,
(iii) mailed postage prepaid by first class mail or (iv) by telecopier, in any such case directed or addressed to each Member at the address or telecopy number set forth on Schedule A hereto. Such notices shall be effective: (a) in the case of hand deliveries when received; (b) in the case of an overnight delivery service, on the next business day after being placed in the possession of such delivery service, with delivery charges prepaid; (c) in the case of mail, seven
(7) days after deposit in the postal system, first class mail, postage prepaid; and (d) in the case of facsimile notices, when electronic indication of receipt is received. Any Member may change its address and telecopy number by written notice to the Company.

     SECTION 14.2   Entire Agreement, etc.  This Agreement and the Exchange
                    ----------------------
Agreement constitute the entire agreement among the Members hereto relating to the subject matter hereof and thereof and supersedes all prior contracts, agreements and understandings between them. No course of prior dealings among the Members shall be relevant to supplement or explain any term used in this Agreement. Acceptance or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or the acquiescing party has knowledge of the nature of the performance and an opportunity for objection. No provisions of this Agreement may be waived, amended or modified orally, but only by an instrument in writing executed by the waiving party. No waiver of any terms or conditions of this Agreement in one instance shall operate as a waiver of any other term or condition or as a waiver in any other instance.

     SECTION 14.3   Construction Principles.  As used in this Agreement, words
                    -----------------------
in any gender shall be deemed to include all other genders. The singular shall be deemed to include the plural and vice versa. The captions and article and section headings in this Agreement are inserted for convenience of reference only and are not intended to have significance for the interpretation of or construction of the provisions of this Agreement.

     SECTION 14.4   Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts by the parties hereto, each of which when so executed will be an original, but all of which together will constitute one and the same instrument.

     SECTION 14.5   Severability.  If any provision of this Agreement is held to
                    ------------
be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that
                                                      --------  -------
the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the Members' expectations regarding this Agreement. Otherwise, the Members agree to replace any invalid or unenforceable provision with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

     SECTION 14.6   Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

     SECTION 14.7   Binding Effect.  This Agreement shall be binding upon, and
                    --------------
inure to the benefit of the Members.

     SECTION 14.8   Additional Documents and Acts.  Each Member agrees to
                    -----------------------------
execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and of the transactions contemplated hereby.

     SECTION 14.9   No Third-Party Beneficiary.  This Agreement is made solely
                    --------------------------
for the benefit of the parties hereto and no other person shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

     SECTION 14.10  Limited Liability Company.  The parties to this Agreement
                    -------------------------
agree to form a limited liability company and do not intend to form a partnership under the laws of the State of Delaware or any other laws; provided,
                                                                       --------
however, that, to the extent permitted by U.S. law, the Company will be treated
-------
as a partnership for U.S. federal, state and local income tax purposes.

                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each Member has duly executed this Agreement as of the day first above written.


                    KELSO INVESTMENT ASSOCIATES V, L.P.
                    By: Kelso Partners V, L.P., General Partner


                    By: /s/ David I. Wahrhaftig
                        ------------------------------------
                        General Partner


                    KELSO EQUITY PARTNERS V, L.P.


                    By: /s/ David I. Wahrhaftig
                        ------------------------------------
                        General Partner


                    GREENWICH STREET CAPITAL PARTNERS, L.P.
                    By: Greenwich Street Investments L.P. Inc., its general
                        partner
                    By: Greenwich Street Investments Inc., General Partner


                    By: /s/ Eric S. Bomze
                       --------------------------------------
                        Name:  Eric S. Bomze
                        Title: Assistant Vice President


                    GREENWICH STREET CAPITAL OFFSHORE FUND, LTD.
                    By: Greenwich Street Capital Partners Inc., as Manager


                    By:  /s/ Eric S. Bomze
                       --------------------------------------
                        Name:  Eric S. Bomze
                        Title: Assistant Vice President


                    TRV EMPLOYEES FUND, L.P.
                    By: TRV Employees Investments, Inc., its general partner


                    By: /s/ Eric S. Bomze
                       --------------------------------------
                        Name:  Eric S. Bomze
                        Title: Assistant Vice President

                    THE TRAVELERS INSURANCE COMPANY


                    By: /s/ F. Denney Voss
                        -----------------------------------
                        Name: F. Denney Voss
                        Title: Senior Vice President


                    THE TRAVELERS LIFE AND ANNUITY COMPANY


                    By: /s/ F. Denney Voss
                        -----------------------------------
                        Name:  F. Denney Voss
                        Title: Senior Vice President

                    /s/ Carol A. Ammon
                    -----------------------------------
                    CAROL A. AMMON



                    /s/ Jeffrey R. Black
                    -----------------------------------
                    JEFFREY R. BLACK



                    /s/ Mariann T. MacDonald
                    -----------------------------------
                    MARIANN T. MACDONALD



                    /s/ David A. H. Lee
                    -----------------------------------
                    DAVID A. H. LEE


                    CAROL A. AMMON, TRUSTEE REVOCABLE
                    TRUST U/A, DATED 6/13/97


                    By: /s/ Carol A. Ammon
                        -------------------------------
                        Carol A. Ammon

                    /s/ Margaret S. Cyert
                    ----------------------------------
                    MARGARET S. CYERT


                    /s/ U. Bertram Ellis
                    ----------------------------------
                    U. BERTRAM ELLIS


                    /s/ Linda Fairstein
                    ----------------------------------
                    LINDA FAIRSTEIN


                    /s/ Patricia Kelso
                    ----------------------------------
                    LOUIS & PATRICIA KELSO TRUST DATED 2/1/88
                    By:  Patricia Kelso, as Sole Trustee

                    /s/ William Marquard
                    ----------------------------------
                    WILLIAM MARQUARD


                    /s/ John McGillicuddy
                    ----------------------------------
                    JOHN MCGILLICUDDY


                    /s/ John E. Tinder
                    ----------------------------------
                    FRANK T. NICKELL I.R.A.
                    By: Fleet National Bank, Trustee
                        By: John E. Tinder
                            Vice President

                    /s/ Michel Rapoport
                    ----------------------------------
                    MICHEL RAPOPORT

                    /s/ David Roderick
                    -----------------------------------
                    DAVID RODERICK


                    /s/ Dr. John Rutledge I.R.A
                    -----------------------------------
                    DR. JOHN RUTLEDGE I.R.A.


                    /s/ George L. Shinn
                    -----------------------------------
                    GEORGE L. SHINN


                    /s/ Alan C. Snyder
                    -----------------------------------
                    ALAN C. SNYDER

                                                                      Schedule A

                                  Members of
                                Endo Pharma LLC

Name and Address of Member                                 Capital Contribution                           Number of Units
--------------------------                                 --------------------                           ---------------
Kelso Investment Associates V, L.P.                        847,028 shares of Common Stock                    54,711,127
c/o Kelso & Co.
320 Park Avenue
New York, NY 10022

Kelso Equity Partners V, L.P.                              71,272 shares of Common Stock                      4,603,592
c/o Kelso & Co.
320 Park Avenue
New York, NY 10022

Greenwich Street Capital Partners, L.P.                    108,531.1634 shares of Class A                     7,010,232
388 Greenwich Street, 36/th/ Floor                         Common Stock
New York, NY 10013
Attn: Robert Hamwee

Greenwich Street Capital Offshore Fund, Ltd.               6,736.2383 shares of Class A                         435,106
388 Greenwich Street, 36/th/ Floor                         Common Stock
New York, NY 10013
Attn: Robert Hamwee

TRV Employees Fund, L.P.                                   26,375.9097 shares of Class A                      1,703,670
388 Greenwich Street, 36/th/ Floor                         Common Stock
New York, NY 10013
Attn: Robert Hamwee

The Travelers Insurance Company                            5,598.9813 shares of Class A                         361,649
388 Greenwich Street, 36/th/ Floor                          Common Stock
New York, NY 10013
Attn: Robert Hamwee

    Name and Address of Member                  Capital Contribution                     Number of Units
    --------------------------                  --------------------                     ---------------
The Travelers Life and Annuity Company       2,757.7073 shares of Class A                    178,125
388 Greenwich Street, 36/th/ Floor           Common Stock
New York, NY 10013
Attn:  Robert Hamwee

Carol A. Ammon                               4,000 shares of Common Stock                         --
223 Wilmington West Chester Pike             (all held in trust described below)
Chadds Ford, PA 19317

Jeffrey R. Black                             500 shares of Common Stock                       32,296
223 Wilmington West Chester Pike
Chadds Ford, PA 19317

Mariann T. MacDonald                         3,000 shares of Common Stock                    193,776
5 Chesterton Road
Landenberg, PA 19350

David Allen Harvey Lee, MD, Ph D.            250 shares of Common Stock                       16,148
3209 Swarthmore Road
Wilmington, DE 19807

Carol A. Ammon, Trustee Revocable Trust      4,000 shares of Common Stock                    258,368
U/A, Dated 6/13/97
223 Wilmington West Chester Pike
Chadds Ford, PA 19317

Margaret S. Cyert                            1,000 shares of Class A Common                   64,592
12 Edgewood Road                             Stock
Pittsburgh, PA 15215

U. Bertram Ellis                             1,000 shares of Common Stock                     64,592
IXL Holdings, Inc.
1888 Emery Street, N.W.
3/rd/ Floor
Atlanta, GA 30318

    Name and Address of Member                    Capital Contribution                   Number of Units
    --------------------------                    --------------------                   ---------------
Linda Fairstein                              500 shares of Common Stock                       32,296
Deputy Chief, Trial Division
District Attorney's Office
County of New York
1 Hogan Place, Room 836
New York, NY 10013

Patricia Kelso                               2,000 shares of Common Stock                    129,184
Kelso Institute
872 North Point
San Francisco, CA 94109

William Marquard                             500 shares of Common Stock                       32,296
Eaglestone Farm, Inc.
2199 Maysville Road
Carlisle, KY 40311

John McGillicuddy                            500 shares of Common Stock                       32,296
Chase Manhattan Bank, N.A.
270 Park Avenue
New York, NY 10017-2070

Frank T. Nickell I.R.A.                      10,000 shares of Common Stock                   645,919
c/o Ms. Linda Romaniello
Fleet Investment Services
240 Greenwich Avenue
Greenwich, CT 06830
Attn: IRA Account No. 011 649 40

Michel Rapoport                              2,000 shares of Common Stock                    129,184
Mosler Inc.
8509 Berk Boulevard
Hamilton, OH 45015

David Roderick                               2,000 shares of Common Stock                    129,184
USX Corporation
600 Grant Street
Pittsburgh, PA 15219-4776

    Name and Address of Member                    Capital Contribution                   Number of Units
    --------------------------                    --------------------                   ---------------
Dr. John Rutledge I.R.A.                     2,000 shares of Common Stock                    129,184
Rutledge and Company, Inc.
One Greenwich Office Park
51 Weaver Street
Greenwich, CT 06831

George Shinn                                 200 shares of Common Stock                       12,918
55 Pippin's Way
Morristown, NJ 07960

Alan C. Snyder                               500 shares of Common Stock                       32,296
Shinnecock Partners, L.P.
15910 Venture Boulevard
14/th/ Floor
Encino, CA 91436

                                                                      Schedule B



                      Initial Managers of Endo Pharma LLC


                                Carol A. Ammon

                              Michael B. Goldberg

                              David I. Wahrhaftig